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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     POWERSHARES EXCHANGE-TRADED FUND TRUST
             (Exact Name of Registrant as Specified in Its Charter)

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

              MASSACHUSETTS                             (SEE BELOW)
(State of Incorporation or Organization)     (I.R.S. Employer Identification No.)




301 WEST ROOSEVELT ROAD, WHEATON, ILLINOIS               60187
 (Address of principal executive offices)             (Zip Code)
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        Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                          Name of Each Exchange on Which
To be so Registered:                         Each Class is to be so Registered:
-------------------                          ---------------------------------

Shares of beneficial interest,                American Stock Exchange LLC
 par value $0.01 per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-102228; 811-21265.

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.01 par value, of each of the following eleven portfolios, each a separate series of the PowerShares Exchange-Traded Fund Trust (the "Trust"), to be registered hereunder is set forth in Post-Effective Amendment No. 90 to the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-102228; 811-21265) filed on October 10, 2006, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Each of the Trust's eleven investment portfolios to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

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


PowerShares Dynamic Basic Materials Sector Portfolio                            74-3183870
PowerShares Dynamic Consumer Discretionary Sector Portfolio                     74-3183871
PowerShares Dynamic Consumer Staples Sector Portfolio                           74-3183872
PowerShares Dynamic Energy Sector Portfolio                                     74-3183873
PowerShares Dynamic Financial Sector Portfolio                                  74-3183875
PowerShares Dynamic Industrials Sector Portfolio                                74-3183877
PowerShares Dynamic Healthcare Sector Portfolio                                 74-3183879
PowerShares Dynamic Technology Sector Portfolio                                 74-3183880
PowerShares Dynamic Banking Portfolio                                           74-3183881
PowerShares Dynamic Healthcare Services Portfolio                               74-3183882
PowerShares Dynamic MagniQuant Portfolio                                        74-3183864
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ITEM 2.  EXHIBITS

1. The Trust's Amended and Restated Declaration of Trust is included as Exhibit (a)(1) to Pre-Effective Amendment No. 2 to the Trust's
Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

2. The Trust's By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

3. A form of specimen certificate of beneficial interest, $.01 par value is included as Exhibit (d)(1) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

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                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       POWERSHARES EXCHANGE-TRADED FUND TRUST

Date: October 10, 2006                 By:    /s/ H. BRUCE BOND
                                              --------------------------
                                              H. Bruce Bond
                                              Chief Executive Officer